
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheets and the Consolidated Statements of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               MAR-31-1999
<DEBT-HELD-FOR-SALE>                            11,463<F1>
<DEBT-CARRYING-VALUE>                            1,941<F2>
<DEBT-MARKET-VALUE>                              2,069<F3>
<EQUITIES>                                         831
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                                  14,776
<CASH>                                              10
<RECOVER-REINSURE>                                  89<F4>
<DEFERRED-ACQUISITION>                             734
<TOTAL-ASSETS>                                  20,972
<POLICY-LOSSES>                                 10,515<F5>
<UNEARNED-PREMIUMS>                              2,934<F6>
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                    607<F7>
<COMMON>                                           176
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                       5,474<F8>
<TOTAL-LIABILITY-AND-EQUITY>                    20,972
<PREMIUMS>                                       1,380
<INVESTMENT-INCOME>                                209
<INVESTMENT-GAINS>                                  32
<OTHER-INCOME>                                       9<F9>
<BENEFITS>                                         908
<UNDERWRITING-AMORTIZATION>                        374
<UNDERWRITING-OTHER>                                92
<INCOME-PRETAX>                                    227
<INCOME-TAX>                                        40
<INCOME-CONTINUING>                                187
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       187
<EPS-PRIMARY>                                     1.16
<EPS-DILUTED>                                     1.14
<RESERVE-OPEN>                                       0<F10>
<PROVISION-CURRENT>                                  0<F10>
<PROVISION-PRIOR>                                    0<F10>
<PAYMENTS-CURRENT>                                   0<F10>
<PAYMENTS-PRIOR>                                     0<F10>
<RESERVE-CLOSE>                                      0<F10>
<CUMULATIVE-DEFICIENCY>                              0<F10>

<F1>DEBT-HELD-FOR-SALE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
    AVAILABLE-FOR-SALE AND CARRIED AT MARKET VALUE AS PRESCRIBED BY SFAS NO.
    115.
<F2>DEBT-CARRYING-VALUE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
    HELD-TO-MATURITY AND CARRIED AT AMORTIZED COST AS PRESCRIBED BY SFAS NO.
    115.
<F3>DEBT-MARKET-VALUE REPRESENTS THE RELATED MARKET VALUE OF FIXED MATURITIES
    CLASSIFIED AS HELD-TO-MATURITY.
<F4>RECOVER-REINSURE REPRESENTS REINSURANCE RECOVERABLE ON PAID CLAIMS.
<F5>POLICY-LOSSES EXCLUDE THE REDUCTIONS FOR REINSURANCE RECOVERABLES ON
    UNPAID CLAIMS ($1,266), AS PRESCRIBED BY SFAS NO. 113. SUCH AMOUNTS ARE INCLUDED IN TOTAL ASSETS.
<F6>UNEARNED-PREMIUMS EXCLUDE THE REDUCTION FOR PREPAID REINSURANCE PREMIUMS
    ($126) AS PRESCRIBED BY SFAS NO. 113. THIS PREPAID AMOUNT IS INCLUDED IN TOTAL ASSETS.
<F7>NOTES-PAYABLE INCLUDES LONG-TERM DEBT OF $607.
<F8>OTHER-SE INCLUDES PAID IN SURPLUS; RETAINED EARNINGS; FOREIGN CURRENCY
    TRANSLATION LOSSES, NET OF INCOME TAX; UNREALIZED APPRECIATION OF INVESTMENTS, NET; RECEIVABLE FROM ESOP AND TREASURY STOCK.
<F9>OTHER-INCOME REPRESENTS REVENUES FROM REAL ESTATE OPERATIONS.
<F10>AMOUNTS FOR SECURITIES ACT INDUSTRY GUIDE 6 AND EXCHANGE ACT INDUSTRY
     GUIDE 4 DISCLOSURES ARE REQUIRED FOR ANNUAL FILINGS ONLY. ACCORDINGLY, NO AMOUNTS WILL BE REPORTED FOR INTERIM FILINGS.


